UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2013

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 1, 2013, Virtusa Corporation (the “Company”) acquired the business and assets of OSB Consulting LLC, a New Jersey limited liability company (“OSB”), pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and among OSB and the sole member of OSB (the “Sole Member”), dated as of November 1, 2013.  The acquisition of OSB extends the Company’s service offerings to include a broader set of finance transformation services in the financial services and insurance domains, to existing and new clients, including service offerings targeted to enable clients to automate their finance and accounting processes, reporting capabilities, including SAP based capabilities, and regulatory compliance programs.

The purchase price was approximately $7.0 million in cash. Approximately 10% of the purchase price is subject to a hold back by the Company for a period of 12 months as security for the sellers’ indemnification obligations under the Asset Purchase Agreement. The purchase price is subject to adjustment after the closing of up to an additional $6.0 million in earn-out consideration, in the aggregate, upon the achievement of certain revenue and operating margin targets for the five months ending March 31, 2014, the nine months ending December 31, 2014 and the twelve months ending December 31, 2015.

Under the terms of the Asset Purchase Agreement, the Company agreed to offer employment to all of the employees of OSB, including certain key employees and the sole member of OSB.  There are no material relationships among the Company or any of their respective affiliates or any of the parties to the Asset Purchase Agreement and related agreements, other than in respect of such agreements themselves.

The Company, OSB and the Sole Member made customary representations, warranties and covenants in the Asset Purchase Agreement. The Asset Purchase Agreement also contains non-solicitation and non-competition provisions pursuant to which OSB and the Sole Member agreed not to solicit any employee or affiliate of the Company or OSB, or engage in competitive business for a period of two years after the date of closing of the transaction.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated therein is qualified in its entirety by reference to the full text of the Asset Purchase Agreement,

which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02.  Results of Operations and Financial Condition.

On November 4, 2013, the Company announced its financial results for the second quarter of fiscal year 2014 ended September 30, 2013. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 29, 2013, the Company purchased multiple foreign currency forward contracts designed to hedge fluctuation in the Indian rupee against the U.S. dollar and U.K. pound sterling. The U.S dollar contracts have an aggregate notional amount of approximately 657,369,000 Indian rupees (approximately $9,784,000) and have an average settlement rate of 67.25 Indian rupees. The U.K. pound sterling contracts have an aggregate notional amount of approximately 471,798,000 Indian rupees (approximately £4,383,000) and have an average settlement rate of 108.00 Indian rupees. These contracts will expire at various dates during the 36 month period ending on September 30, 2016. The Company will be obligated to settle these contracts based upon the Reserve Bank of India published Indian rupee exchange rates. Based on the U.S. dollar to U.K. pound sterling spot rate on October 29, 2013 of $1.62, the blended weighted average Indian rupee rate associated with both the U.S. dollar and U.K. pound sterling contracts would be approximately 66.93 Indian rupees per U.S. dollar. Such blended, weighted average Indian rupee rate is subject to change, to the extent of any appreciation or depreciation in the U.K. pound sterling against the U.S. dollar, as compared to the spot rate listed above. Because these foreign currency forward contracts are designed to reduce volatility in the Indian rupee exchange rates, they not only reduce the negative impact of a stronger Indian rupee but also reduce the positive impact of a weaker Indian rupee on the Company’s Indian rupee denominated expenses.

Item 7.01.  Regulation FD Disclosure.

On November 4, 2013, the Company issued a press release announcing that it acquired substantially all the assets of OSB.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K (as referenced above).

The information in this Item 7.01 of this Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

The following Exhibit 10.1 is filed with this Current Report. The following Exhibits 99.1 shall be deemed to be furnished and not filed:

EXHIBIT NUMBER	DESCRIPTION

10.1*	Asset Purchase Agreement by and among the Company, OSB Consulting LLC., a New Jersey limited liability company, and the sole member thereof dated November 1, 2013.

99.1**	Press release issued by Virtusa Corporation on November 4, 2013.

*

Filed herewith. Schedules and exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules and exhibits to the Securities and Exchange Commission upon request.

**	Furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: November 4, 2013	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1*	Asset Purchase Agreement by and among the Company, OSB Consulting LLC., a New Jersey limited liability company, and the sole member thereof dated November 1, 2013.

99.1**	Press release issued by Virtusa Corporation on November 4, 2013.

*

Filed herewith. Schedules and exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally copies of such omitted schedules and exhibits to the Securities and Exchange Commission upon request.

**	Furnished herewith.